UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2010

CATERPILLAR INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-768	37-0602744
(Commission File Number)	(IRS Employer Identification No.)

100 NE Adams Street, Peoria, Illinois	61629
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (309) 675-1000

Former name or former address, if changed since last report:  N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.425)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

Creation of Revolving Credit Facilities

On December 3, 2010, Caterpillar Inc. (“Caterpillar”) entered into a Bridge Loan Agreement (the “Bridge Loan Agreement”) among Caterpillar, certain financial institutions named therein (the “Banks”) and JPMorgan Chase Bank, N.A., as Agent (the “Agent”), pursuant to which, and subject to the conditions set forth in the Bridge Loan Agreement, the Banks committed to provide unsecured bridge financing of up to $8.6 billion (the “Bridge Facility”).  The Bridge Loan Agreement contains the negotiated terms and conditions originally contemplated in the Commitment Letter, dated November 14, 2010, among Caterpillar, JPMorgan Chase Bank, N.A. and J.P. Morgan Securities LLC, which was filed as Exhibit 10.1 to the Current Report on Form 8-K, dated as of November 14, 2010 and filed by Caterpillar on November 18, 2010.

Caterpillar may issue senior notes and/or equity in lieu of all or a portion of the drawing under the Bridge Facility and, if Caterpillar chooses to borrow under the Bridge Facility, it may refinance all or a portion of the Bridge Facility at a later date.  The proceeds from these borrowings or issuances will be used by Caterpillar to pay a portion of the cash consideration to be paid in its acquisition of Bucyrus International, Inc., a Delaware corporation (“Bucyrus”), pursuant to the Agreement and Plan of Merger, dated as of November 14, 2010, among Caterpillar, Bucyrus and Badger Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Caterpillar (the “Merger Agreement”), to refinance existing indebtedness of Bucyrus and to pay related fees and expenses.  The Bridge Loan Agreement provides, among other things, that the funding of the Bridge Facility is subject to certain conditions, including the absence of a Closing Company Material Adverse Effect (as defined in the Merger Agreement) and the maintenance by Caterpillar of certain minimum credit ratings.

The Bridge Loan Agreement contains certain representations and warranties, covenants and events of default, including financial covenants.  Under the Bridge Loan Agreement, Caterpillar is required to maintain a consolidated net worth of not less than US$9 billion at all times.  Caterpillar’s consolidated net worth is defined as the consolidated stockholder’s equity including preferred stock but excluding the pension and other post-retirement benefits balance within Accumulated other comprehensive income (loss).

Certain of the Banks and the Agent, as well as certain of their respective affiliates, have performed, and may in the future perform, for Caterpillar and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received and may in the future receive customary fees and expenses.

The foregoing description of the Bridge Loan Agreement is a summary and is qualified in its entirety by the terms and provisions of the Bridge Loan Agreement, filed as Exhibit 99.1 to this report and incorporated herein by reference.

Item 2.03.      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is hereby incorporated into this Item 2.03 by reference.

Item 9.01.      Financial Statements and Exhibits.

(d)           Exhibits:

99.1         Bridge Loan Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CATERPILLAR INC.

	By:	/s/ James B. Buda
Dated: December 7, 2010		James B. Buda
Vice President and Chief Legal Officer